SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 5, 2005

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

(Former Name or Former Address, if Changed Since Last Report)

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 1, 2005 the Company filed the initial application for a general plan amendment and specific plan in Kern County for its Tejon Mountain Village Development. These filings start the entitlement approval process within Kern County for Tejon Mountain Village. The entitlement approval process for this development could take several years to complete.

Tejon Mountain Village is a proposed 23,000-acre nature reserve that is made possible by an approximately 5,000-acre, sensitively planned mountain resort community. Open space uses occupy more than 80 percent of the specific plan area. In addition to the open space, Tejon Mountain Village would include a range of housing opportunities, lodging and spa facilities, world-class golf courses, educational and cultural programs, themed retail shopping, and other exclusive services and amenities that are designed to distinguish Tejon Mountain Village as the resort of choice for the Southern Californian market.

The statements contained herein, which are not historical facts, are forward-looking statements based on economic forecasts, strategic plans and other factors, which by their nature involve risk and uncertainties. In particular, among the factors that could cause actual results to differ materially are the following: business conditions and the general economy, market forces, the ability to obtain various governmental entitlements and permits, interest rates, and other risks inherent in real estate businesses. Please refer to the Company’s 2004 Form 10-K for further information on risk factors that could affect the Company.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Tejon Mountain Village project description.

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SIGNATURES

Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2005	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Vice President, and Chief Financial Officer

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